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Exhibit 99.1

                       [VION PHARMACEUTICALS, INC. LOGO]


                             COMPANY CONTACT:        Vion Pharmaceuticals, Inc.
                                                     Howard B. Johnson, CFO
                                                     (203) 498-4210 phone

               Vion Initiates Phase 1 Trial of VNP40101M and Ara-C

NEW HAVEN, CT, July 23, 2003 - VION PHARMACEUTICALS, INC. (NASDAQ SMALLCAP:
VION) announced today that it had initiated a new Phase 1 trial of its anticancer agent VNP40101M in combination with Ara-C in patients with advanced leukemia. Enrollment of patients began at the University of Texas M.D. Anderson Cancer Center's Department of Leukemia under the direction of Dr. Francis Giles, Chief of Experimental Therapeutics.

Results from a Phase 1 trial of VNP40101M as a single agent for the treatment of leukemia, presented at the 2003 Annual Meeting of the American Society of Clinical Oncology, showed the drug to be active with minimal non-hematologic toxicity.

Dr. Mario Sznol, Vice President, Clinical Affairs, stated, "The mild non-hematologic toxicity profile for VNP40101M makes it a good candidate for combination therapy in leukemia."

Dr. Sznol added, "Ara-C is the most active agent in certain types of leukemia, and therefore the logical choice for combination with VNP40101M. Moreover, based on their individual mechanisms of action, we expect VNP40101M and Ara-C to demonstrate at least additive anti-tumor activity. We hope the information gained in this trial will lead to larger efficacy studies."

Dr. Giles noted, "In patients with leukemia, drugs whose dose-limiting toxicity during Phase 1 evaluation is myelosuppression are both rare and very exciting. A study in which we are combining such a drug, VNP40101M, with Ara-C, is one we are delighted to be able to offer to our patients."

VNP40101M has been evaluated in three Phase 1 trials to date, one in leukemia and two in solid tumors. Of these trials, a Phase 1 trial in solid tumors of a multiple dose schedule remains open to patients.

VNP40101M is a novel DNA-damaging agent with broad spectrum anti-tumor activity in preclinical studies, including activity in selected cell lines resistant to other alkylating agents, such as BCNU, cyclophosphamide and melphalan. Ara-C is a nucleoside analogue that is used alone and in combination for treatment of leukemia.

Vion Pharmaceuticals, Inc. is a biopharmaceutical company developing novel agents for the treatment of cancer. Vion's portfolio of agents includes:
Triapine'r', a potent inhibitor of a key step in DNA synthesis; VNP40101M, a unique DNA alkylating agent; and TAPET'r', a modified Salmonella vector used to deliver anticancer agents directly to tumors. For additional information on Vion and its research and product development programs, visit the company's Internet web site at www.vionpharm.com.


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This news release contains forward-looking statements. Such statements are subject to certain risk factors which may cause Vion's plans to differ or results to vary from those expected, including Vion's ability to continue as a going concern, which is dependent on securing external sources of funding to continue its operations, the inability to access capital and funding on favorable terms, continued operating losses and the inability to continue operations as a result, its dependence on regulatory approval for its products, delayed or unfavorable results of drug trials, the possibility that favorable results of earlier clinical trials are not predictive of safety and efficacy results in later clinical trials, the need for additional research and testing, and a variety of other risks set forth from time to time in Vion's filings with the Securities and Exchange Commission, including but not limited to the risks discussed in Vion's Annual Report on Form 10-K for the year ended December 31, 2002. Except in special circumstances in which a duty to update arises under law when prior disclosure becomes materially misleading in light of subsequent events, Vion does not intend to update any of these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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